SCIENTIFIC INDUSTRIES, INC.
                    2012 STOCK OPTION PLAN
               (Effective as of February 11, 2012)

1.	Purpose.

       The purposes of this 2012 Stock Option Plan (the "Plan") are to induce certain individuals to remain in the employ or service of Scientific Industries, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success. Options will be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422 (b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options"), as determined at the time of the grant thereof by the Administrator referred to in Section 3(A) hereof.

2.	Shares Subject to Plan.

       Options may be granted to purchase up to one hundred thousand (100,000) shares of the common stock, par value $0.05 per share (the
"Common Stock") of the Company.   In addition, to the extent that
options previously granted under the 2002 Stock Option Plan of the Company (the "Prior Plan") expire or terminate for any reason without having been exercised, then options exercisable for that same number of shares of Common Stock, up to a maximum of Fifty-Seven Thousand (57,000) shares, may be granted pursuant to the Plan. For the purpose of this Section 2, the number of shares purchased upon the exercise of an Option shall be determined without giving effect to the use by a Participant of the right set forth in Section 7(C) hereof to deliver shares of the Common Stock in payment of all or a portion of the option price or the use by a Participant of the right set forth in Section 11(C) hereof to cause the Company to withhold from the shares of the Common Stock otherwise deliverable to him or her upon the exercise of an Option shares of the Common Stock in payment of all or a portion of his or her's withholding obligation arising from such exercise. If any Options expire or terminate for any reason without having been exercised in full, new Options may thereafter be granted to purchase the unpurchased shares subject to such expired or terminated Options. Subject to the provisions of Section 10, the maximum number of shares of Common Stock which may be issued in accordance with the provisions of this Section 2 shall be One Hundred and Fifty-Seven Thousand (157,000) shares.

3.	Administration.

       (A) The Plan shall be administered by either the Board or, at the option of the Board, a Committee which shall consist of two or more members of the Board, both or all of whom shall be "disinterested persons" if required under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee, if appointed, shall be appointed annually by the Board, which may at any time and from time to time remove any member or members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. The Committee, or if a Committee has not been appointed, the Board, in its capacity as administrator of the Plan, is hereinafter referred to as the "Administrator".

       (B) Subject to the express provisions of the Plan, the Administrator shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Administrator in its discretion shall deem relevant. The Administrator's determination on the matters referred to in this section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Administrator, in its sole discretion, and any interpretations by the Administrator of the terms of any Option shall be final, binding and conclusive.

4.	Eligibility.

       Subject, in the case of incentive stock options, to the further restrictions set forth in Section 5, an Option may be granted only to (1) employees and key consultants of the Company or a Subsidiary, (2) directors of the Company or a Subsidiary, and (3) employees and key consultants of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

5.	Option Terms.

       The terms of each Option shall be fixed by the Administrator and specified in the applicable Option Certificate. Option Certificates may vary from one another. Each Option Certificate shall specify (i) the number of Option Shares to be covered by the Option, (ii) the exercise price per Option Share covered by the Option; provided, however, that the initial per share option price of any Option which is an incentive stock option shall not be less than the market value of a share of the Common Stock on the date of grant, determined pursuant to Section 422(c)(7) of the Code, nor the book value of a share of Common Stock as of the end of the most recent fiscal quarter of the year reported by the Company in its filings under the Securities Exchange Act of 1934, as amended ("Per Share Book Value"), unless the Participant owns more than 10% of the total combined voting power of the Common Stock at the time an option is granted, the initial per share option price shall not be less than the Per Share Book Value and 110% of the fair market value of a share of the Common Stock on the date of grant, or in the case of an non-incentive stock option, shall not be less than fair market value determined pursuant to Section 409A of the Code and Treasury Regulation
Section 1.409A-1(b)(5)(iv) or corresponding provisions of future regulations and the foregoing Per Share Book Value, (iii) the conditions and restrictions, if any, applicable to the exercise of the Option, including any applicable vesting schedule, (iv) that in no event shall an Option be exercisable more than ten years from the relevant date of grant, or in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock, five years from the relevant date of grant, and that the Option cannot be transferred other than by will or the laws of descent and distribution.

6.	Limitations on Grant of Incentive Stock Options.

       (a)	Employment Requirement.  Incentive stock options may only
be awarded to employees (including officers) of the Company or an entity that, with respect to the Company, is a "parent company" or "subsidiary company" within the meaning of Code Sections 424(f). Furthermore, except as otherwise provided in Code Section 422, if an Optionee is no longer employed by the Company or a Subsidiary, the Optionee's Option shall cease to be treated as an incentive stock option.

       (b) 	Except as otherwise provided in Section 16 hereof, the
aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

7.	Exercise of Options.

       (A) Except as otherwise provided in Section 16 hereof, or as otherwise determined by the Administrator at the time of the grant thereof, in the case of an Option granted to an employee or key consultant, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him or her and ending on the day preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to such number of shares as when added to the number of shares previously purchased under the Option does not exceed two-thirds of the shares granted thereby, and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares granted thereby and which previously have not been exercised.

       (B) To the extent exercisable, an Option may be exercised either in whole at any time or in part form time to time.

       (C) An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value on the date of delivery equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T promulgated under the Exchange Act, the Administrator may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

       (D) Except in the case of an Option granted to a Director, the Administrator may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

8.	Transferability.

       No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to the Participant may be exercised only by the Optionee.

9.	Termination of Service.

       (A) In the event that prior to his 65th birthday, other than by reason of death, a Participant leaves the employ or service of the Company or a Subsidiary or, in the case of a Director, does not stand for re-election or is not reelected, whether voluntarily or otherwise, each Option theretofore granted to him or her shall be exercisable to the extent exercisable immediately prior to the date of termination of employment or service (or the date the Director does not stand for reelection or is not reelected) within the period ending the earlier to occur of (i) the expiration of the period of three months after the date of such termination of services or failure to stand for or be reelected a Director and (ii) the date specified in such Option.

       (B) In the event a Participant's employment or service (including service as a Director) with the Company or a Subsidiary terminates by reason of the Participant's death, each Option theretofore granted to the Optionee shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of one year after the date of such Participant's death and (ii) the date specified in such Option.

       (C) In the event that on or after his or her 65th birthday, a Participant leaves the employ or service of the Company and its Subsidiaries by reason of his or her disability (as such term is defined in Section 22(e)(3) of the Code) or, in the case of a Director who is not an employee or consultant, resigns or does not stand for re-election or is not reelected, each Option theretofore granted to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of three months after the date of such termination, resignation or failure to stand for election or to be reelected and (ii) the date specified in such Option.

10.	Adjustment of Number of Shares.

       (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

       (B) In the event that there shall be any change, other than as specified in Section 10(A) hereof, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock, shall have been changed, or for which it shall have been exchanged, then, if the Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Option, such adjustment shall be made by the Administrator and shall be effective and binding for all purposes of the Plan and of each Option.

       (C) In the case or any substitution or adjustment in accordance with the provisions of this Section 10, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this
Section 10.

       (D) No adjustment or substitution provided for in this Section
10 shall require the Company to sell a fractional share under any Option.

       (E) In the event of the dissolution or liquidation of the Company, the Board, in its discretion, may accelerate the exercisability of each Option and/or terminate the same within a reasonable time thereafter.

11.	Purchase for Investment, Withholding and Waivers.

       (A) Unless the delivery of the shares upon the exercise of an Option by a Participant shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

       (B) In the event of the death of a Participant, an additional condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.

       (C) An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Administrator shall determine; provided, however, that such Participant may direct the Company to satisfy all or a portion of such withholding obligation by withholding from the shares of the Common Stock issuable to him on such exercise shares of the Common Stock having a fair market value equal to the portion of the withholding obligation so satisfied.

12.	Declining Market Price.

       Subject to Section 409A of the Code, except in the case of an Option granted to a Director, in the event the fair market value of the Common Stock declines below the option price set forth in any Option, the Administrator may, subject to the approval of the Board, at any time, adjust, reduce, cancel and re-grant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Common Stock.

13.	No Stockholder Status; No Restrictions on Corporate Acts; No
Employment Right.

       (A) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price therefore, a share issued upon exercise of an Option shall be fully paid and non-assessable.

       (B) Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

       (C) Neither the existence of the Plan nor the grant or existence of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

14.	Termination and Amendment of the Plan.

       The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of a majority of the shares of the Common Stock legally voting on the proposal, increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 10 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining the Option prices, or extend the period during which an Option may be granted or exercised. Except as otherwise provided in Section 15 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

15.	Expiration and Termination of the Plan.

       The Plan shall terminate on February 10, 2022 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

16.	Options Granted in Connection With Acquisitions.

       The Administrator may determine, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), that Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. The Administrator, at its discretion shall determine as to such Options, the option prices, whether they may be exercisable immediately or at any time or times either in whole or in part, and such other provisions not inconsistent with the Plan, or the requirements set forth in Section 14 hereof that certain amendments to the Plan be approved by the stockholders of the Company.